SUB-ITEM 77E:  LEGAL PROCEEDINGS
Since October 2003, Federated
 and related entities
(collectively, "Federated"),
 and various Federated
funds ("Funds"), have been
named as defendants in several
 class action lawsuits now
pending in the
United States District Court
 for the District of Maryland.
 The lawsuits were purportedly
 filed on behalf of
people who purchased, owned
and/or redeemed shares of
 Federated-sponsored mutual
funds during
specified periods beginning
November 1, 1998. The suits
are generally similar in
 alleging that Federated
engaged in illegal and
improper trading practices
 including market timing
and late trading in concert
with certain institutional
traders, which allegedly
 caused financial injury
to the mutual fund
shareholders. These lawsuits
 began to be filed shortly
 after Federated's first
public announcement that it
had received requests for
information on shareholder
trading activities in the
 Funds from the SEC, the
Office of the New York State
 Attorney General ("NYAG"),
 and other authorities. In
 that regard, on
November 28, 2005, Federated
announced that it had reached
 final settlements with the
SEC and the
NYAG with respect to those
matters. Specifically, the
SEC and NYAG settled
proceedings against three
Federated subsidiaries involving
 undisclosed market timing
arrangements and late trading.
The SEC
made findings: that Federated
Investment Management Company
("FIMC"), an SEC-registered
investment adviser to various
 Funds, and Federated Securities
 Corp., an SEC-registered
broker-dealer
and distributor for the Funds,
 violated provisions of the
Investment Advisers Act and
Investment
Company Act by approving, but
 not disclosing, three market
 timing arrangements, or the
 associated
conflict of interest between
 FIMC and the funds involved
in the arrangements, either
to other fund
shareholders or to the funds'
 board; and that Federated
Shareholder Services Company,
 formerly an SEC-
registered transfer agent,
failed to prevent a customer
 and a Federated employee
 from late trading in
violation of provisions of
 the Investment Company Act.
 The NYAG found that such
conduct violated
provisions of New York State
law. Federated entered into
the settlements without
admitting or denying
the regulators' findings.
As Federated previously
reported in 2004, it has
 already paid approximately $8.0
million to certain funds
as determined by an
independent consultant.
 As part of these settlements,
Federated agreed to pay
 disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million and,
 among other things, agreed
 that it would not serve
as investment adviser to
any registered investment
company unless (i) at least
 75% of the fund's directors
 are independent of
Federated, (ii) the chairman
 of each such fund is i
ndependent of Federated, (iii)
no action may be taken
by the fund's board or any
committee thereof unless
approved by a majority of
the independent trustees
of the fund or committee,
respectively, and (iv) the
fund appoints a "senior
 officer" who reports to the
independent trustees and
 is responsible for monitoring
 compliance by the fund
with applicable laws and
fiduciary duties and for
managing the process by
 which management fees
charged to a fund are
approved. The settlements
 are described in Federated's
announcement which, along
with previous press
releases and related
communications on those
matters, is available in
the "About Us" section of
Federated's website at
 FederatedInvestors.com.
Federated entities have
also been named as
defendants in several
additional lawsuits that
are now
pending in the United
States District Court
for the Western District
of Pennsylvania, alleging,
 among
other things, excessive
 advisory and Rule 12b-1 fees.
The Board of the Funds
 retained the law firm
of Dickstein Shapiro LLP
to represent the Funds
in each of
the lawsuits described
in the preceding two
paragraphs. Federated
and the Funds, and their
respective
counsel, have been defending
this litigation, and none of
 the Funds remains a defendant
in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal
defendants). Additional
lawsuits based upon similar
allegations may be filed in
the future. The potential
impact of these lawsuits,
all of which seek
unquantified damages,
 attorneys' fees, and
 expenses, and future
 potential similar suits
is uncertain. Although
we do not believe that
these lawsuits will have
 a material adverse effect
 on the
Funds, there can be no
assurance that these suits,
 ongoing adverse publicity
 and/or other developments
resulting from the regulatory
investigations will not result
 in increased Fund redemptions,
 reduced sales
of Fund shares, or other
adverse consequences for the Funds.